RIF Core Bond

Advisory Fee Waiver

05/01/15 to 04/30/16

May 1, 2015

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

1301 2nd Ave.

Seattle, WA 98101

RE:	Russell Investment Funds — Core Bond Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 30, 2016, 0.02% of its 0.55% advisory fee for the Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 30, 2016, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

  MANAGEMENT COMPANY

By:	/s/Jeffrey T. Hussey
Jeffrey T. Hussey
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/Mark E. Swanson
Mark E. Swanson, Treasurer

RIF Growth Strategy Fund &

Equity Growth Strategy Fund

Advisory Fee Waiver

Direct Expense Cap

05/01/15 – 04/30/16

May 1, 2015

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

1301 2nd Ave.

Seattle, WA 98101

Re:	Russell Investment Funds - Growth Strategy Fund and Equity Growth Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Until April 30, 2016, Russell Investment Management Company (“RIMCo”), as adviser to the Funds, agrees to waive up to the full amount of its 0.20% advisory fee for the Funds and then to reimburse each Fund for other direct expenses to the extent that direct expenses exceed 0.12% of the average daily net assets of the Funds on an annual basis.

Direct expenses for the Funds do not include extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the relevant period, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

MANAGEMENT COMPANY

By: /s/Jeffrey T. Hussey
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By: /s/Mark E. Swanson
Mark E. Swanson, Treasurer

RIF Moderate Strategy Fund

& Balanced Strategy Fund

Advisory Fee Waiver

Direct Expense Cap

05/01/15 – 04/30/16

May 1, 2015

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

1301 2nd Ave.

Seattle, WA 98101

Re:	Russell Investment Funds - Moderate Strategy Fund and Balanced Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Until April 30, 2016, Russell Investment Management Company (“RIMCo”), as adviser to the Funds, agrees to waive up to the full amount of its 0.20% advisory fee for the Funds and then to reimburse each Fund for other direct expenses to the extent that direct expenses exceed 0.11% of the average daily net assets of the Funds on an annual basis.

Direct expenses for the Funds do not include extraordinary expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the relevant period, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT

MANAGEMENT COMPANY

By: /s/Jeffrey T. Hussey
Jeffrey T. Hussey, President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By: /s/Mark E. Swanson
Mark E. Swanson, Treasurer